Exhibit 3.8(a)

LIMITED LIABILITY COMPANY AGREEMENT

of

VWR INTERNATIONAL, LLC

The Board (as defined herein) has approved this Limited Liability Company Agreement (the “Agreement”) as of June 29, 2007, for the purpose of forming a limited liability company (the “Company”) pursuant to the provisions of the Delaware Limited Liability Company Act, 6 Del. C. § 18-101 et seq., as amended from time to time (the “Act”), and do hereby agree as follows:

1.  Formation.  A certificate of formation of the Company (the “Certificate”) was executed and filed with the Office of the Secretary of State of the State of Delaware on June 29, 2007.

2.  Name.  The name of the limited liability company shall be VWR INTERNATIONAL, LLC, or such other name as the Managers may from time to time hereafter designate.

3.  Definitions.  Capitalized terms not otherwise defined herein shall have the meanings set forth therefor in Section 18-101 of the Act.

4.  Purpose.  The Company is formed to engage in any lawful business permitted by the Act or the laws of any jurisdiction in which the Company may do business.  The Company shall have the power to engage in all activities and transactions that the Managers deem necessary or advisable in connection with the foregoing, subject to the provisions of this Agreement.

Offices.  The registered office of the Company required by the Act to be maintained in the State of Delaware shall be the office of the initial registered agent named in the Certificate or such other office (which need not be a place of business of the Company) as the Manager may designate from time to time in the manner provided by law.  The registered agent of the Company in the State of Delaware shall be the initial registered agent named in the Certificate or such other Person or Persons as the Manager may designate from time to time in the manner provided by law.  The Company will maintain an office and principal place of business at such place or places inside or outside the State of Delaware as the Manager may designate from time to time.

5.  Members.

(a)                                  The name and business or residence address of each member of the Company are as set forth on Schedule A attached hereto (each a “Member”).

(b)                                 The Managers shall have the sole right to admit additional Members upon such terms and conditions and at such time or times as the Managers shall in their sole discretion determine.  In connection with any such admission, the Managers shall amend Schedule A to reflect the name, address and number of units allocated to the additional Member and the new Interests of, and number of units allocated to, all Members.

6.  Term.

(a)                                  The term of the Company shall commence on the date of filing of the Certificate in accordance with the Act and shall continue until the Company is dissolved and its affairs are wound up in accordance with Section 15 of this Agreement and a certificate of cancellation is filed in accordance with the Act.

(b)                                 The withdrawal of any Member (an “Event of Withdrawal”) shall not dissolve the Company if within ninety (90) days after the occurrence of such Event of Withdrawal, the business of the Company is continued by the agreement of remaining Member(s) holding not less than a majority in interest (as defined in Revenue Procedure 94-46 or any successor thereto) of the remaining Member(s).

7.  Managers.

(a)                                  The Company shall be managed by a board of managers (the “Board”).  The initial Board of the Company shall be Timothy P. Sullivan, Nicholas W. Alexos, Timothy D. Sheehan, Harry M. Jansen Kraemer, Jr. and John M. Ballbach. The Members, acting by majority consent, shall be entitled to appoint additional or other managers of the Company within the meaning of the Act (a “Manager”) as the Members see fit.

(b)                                 The Members, acting by majority consent, may remove any Manager with or without cause at any time and appoint any replacement Manager.

(c)                                  Subject to the authority of the Members set forth in this Agreement, the Managers, acting by majority, shall have full and complete discretion to manage and control the business and affairs of the Company, to make all decisions affecting the business and affairs of the Company and to take all such actions as it deems necessary or appropriate to accomplish the purposes of the Company as set forth herein.

(d)                                 Without limiting the generality of the foregoing, the Managers, acting by majority consent, shall have sole discretion in determining whether to (x) issue (1) membership interests in the Company, (2) obligations, evidences of indebtedness or other securities or interests convertible or exchangeable into equity interests in the Company and (3) warrants, options or other rights to purchase or otherwise acquire membership interests in the Company (the securities described in clauses (1) through (3), “Equity Securities”), the number of Equity Securities to be issued at any particular time, the value of the capital contribution or purchase price of any Equity Securities issued, and all other terms and conditions governing the issuance of Equity Securities and (y) enter into, approve, and consummate any merger, consolidation, sale of all or any part of its assets or other extraordinary transaction, and execute and deliver on behalf of the Company or its member any agreement, document and instrument in connection therewith (including amendments, if any, to this Agreement or adoptions of new constituent documents) without the approval or consent of any Member of the Company.  The Managers, to the extent of their powers as set forth in this Agreement, are agents of the Company for the purpose of the Company’s business, and the actions of the Managers taken in accordance with such powers shall bind the Company.

8.  Officers.  The Managers may, from time to time as they deem advisable, designate natural persons as officers of the Company (“Officers”) or successor Officers and assign titles to any such person.  Unless the Managers decide otherwise, if the title is one commonly used for officers of a business corporation formed under the Delaware General Corporation Law, the assignment of such title shall constitute the delegation to such person of the authorities and duties that are normally associated with that office, subject to the authority of the Managers and Members set forth in this Agreement.  Any delegation pursuant to this Section 8 may be revoked at any time by the Managers.  An Officer may be removed with or without cause at any time by the Managers.

9.  Powers.  Each of the Managers is hereby designated as an authorized person, within the meaning of the Act, to execute, deliver and file the certificate of formation of the Company (and any amendments and/or restatements thereof) and any other certificates (and any amendments and/or restatements thereof) necessary for the Company to qualify to do business in a jurisdiction in which the Company may wish to conduct business.  The execution by one Manager or of any of the foregoing certificates (and any amendments and/or restatements thereof) shall be sufficient.

10.  Capital Contributions.

(a)                                  Members shall make capital contributions to the Company in such amounts and at such times as they shall mutually agree in accordance with membership interests as set forth in Schedule A hereof (“Interests”), which amounts shall be set forth in the books and records of the Company.

(b)                                 No Member shall have any responsibility to contribute to or in respect of liabilities or obligations of the Company, whether arising in tort, contract or otherwise, or return distributions made by the Company, except as required by the Act or other applicable law.  The failure of the Company to observe any formalities or requirements relating to the exercise of its powers or the management of its business or affairs under this Agreement or the Act shall not be grounds for imposing personal liability on the Members for liabilities of the Company.

(c)                                  No interest shall be paid by the Company on capital contributions.

(d)                                 A Member shall not be entitled to receive any distributions from the Company except as provided in Section 13; nor shall a Member be entitled to make any capital contribution to the Company, other than as expressly provided herein.  Any Member may, with the approval of the Manager, make loans to the Company, and any loan by a Member to the Company shall not be considered to be a capital contribution for any purpose.

11.  Transfers of Interests.  A Member may not sell, assign, pledge or otherwise transfer or encumber (collectively, a “Transfer”) any of its Interests in the Company to any Person (other than a Transfer to an investment vehicle under common control with the original

Member) without the written consent of the other Members (if there is more than one Member), which consent may be granted or withheld in each of their sole and absolute discretion.

12.  Resignation.  Except as expressly set forth herein, no Member shall have the right to resign from the Company except with the consent of all of the Members and upon such terms and conditions as may be specifically agreed upon between the resigning Member and the remaining Members.  The provisions hereof with respect to distributions upon resignation are exclusive and no Member shall be entitled to claim any further or different distribution upon resignation under Section 18-604 of the Act or otherwise.

13.  Allocations and Distributions.  Distributions of cash or other assets of the Company shall be made at such times and in such amounts as the Members may determine.  Distributions shall be made to (and profits and losses of the Company shall be allocated among) Members pro rata in accordance with each of their Interests, or in such other manner and in such amounts as all of the Members shall agree from time to time and which shall be reflected in the books and records of the Company.

14.  Return of Capital.  No Member has the right to receive any distributions which include a return of all or any part of such Member’s capital contribution, provided that upon the dissolution and winding up of the Company, the assets of the Company shall be distributed as provided in Section 18-804 of the Act.

15.  Dissolution.  The Company shall be dissolved and its affairs wound up upon the occurrence of an event causing a dissolution of the Company under Section 18-801 of the Act, except the Company shall not be dissolved upon the occurrence of an event that terminates the continued membership of a Member if (i) at the time of the occurrence of such event there are at least two Members of the Company, or (ii) within ninety (90) days after the occurrence of such event, all remaining Members agree in writing to continue the business of the Company and to the appointment, effective as of the date of such event, of one or more additional Members.  In the event of dissolution, the Company shall conduct only such activities as are necessary to wind up its affairs (including the sale of the assets of the Company in an orderly manner), and the assets of the Company shall be applied in the manner, and in the order of priority set forth in Section 18-804 of the Act.

16.  No Recourse.  Notwithstanding anything that may be expressed or implied in this Agreement or that the Members are partnerships, each of the Company and each of the Members covenants, agrees and acknowledges that no person other than the Members shall have any obligation hereunder and that no recourse hereunder or under any documents or instruments delivered in connection herewith shall be had against, and no personal liability whatsoever shall attach to, be imposed on or otherwise be incurred by, any current or future general or limited partner, director, officer, agent, employee, affiliate or assignee of any Member or any current or future director, officer, agent, employee, general or limited partner, member, affiliate or assignee of any of the foregoing, whether by the enforcement of any assessment or by any legal or equitable proceeding, or by virtue of any statute, regulation or other applicable law, for any obligations of the Members under this Agreement or any documents or instruments delivered in connection herewith or for any claim based on, in respect of or by reason of such obligations or their creation.

17.  Limited Liability.  The Members and Managers shall not have any liability for the debts, obligations or liabilities of the Company except to the extent provided by the Act.

18.  Exculpation; Indemnification.  In absence of fraud, willful misconduct or gross negligence, neither the Members, the Managers, the Officers or any of their respective affiliates or agents (collectively, “Covered Persons”) shall be liable to the Company or any other person or entity who has an interest in the Company for any loss, damage or claim incurred by reason of any act or omission performed or omitted by such Covered Person on behalf of the Company and in a manner reasonably believed to be within the scope of the authority conferred on such Member, Manager or Officer, as applicable, by this Agreement.  To the fullest extent permitted by applicable law, the Company shall indemnify such Covered Person and hold such Covered Person harmless against any loss, damage or claim incurred by such Covered Person by reason of any act or omission performed or omitted by such Covered Person on behalf of the Company and in a manner reasonably believed to be within the scope of the authority conferred on such Member, Manager or Officer, as applicable, by this Agreement; provided, however, that  any indemnity under this Section 18 shall be provided out of and to the extent of Company assets only, and no Member, Manager or Officer, as applicable, nor any other Covered Person, shall have personal liability on account thereof.

19.  Banking Matters.  Each Manager and any agent or employee of the Company, or other person designated by such Manager is hereby authorized and empowered (A) to (i) establish one or more domestic or international accounts (including but not limited to, depository, checking, disbursement, custodian, or investment accounts, and other accounts as deemed necessary or expeditious for business purposes of the Company) (“Accounts”), in the name of the Company with any bank, trust company, savings and loan institution, brokerage firm or other financial institution which said Manager shall from time to time designate as a depository of funds, securities or other property of the Company, for any purpose and on terms and conditions deemed appropriate by such person on behalf of the Company; and (ii) close Accounts of the Company now or hereafter established; and (B) to assign, limit or revoke any and all authority of any agent or employee of the Company, or other person designated by such Manager to (i) sign checks, drafts and orders for the payment of money drawn on the Company’s Accounts, and all notes of the Company and all acceptances and endorsements of the Company; (ii) execute or initiate electronic fund transfers; (iii) execute or initiate foreign currency exchange transactions; (iv) execute or initiate the investment of monies; and (v) initiate requests for information for any Account of the Company.

20.  Outside Businesses.  Subject to the requirements of other agreements to which the Manager or any Member may be a party, such Manager or Member may engage in or possess an interest in other business ventures of any nature or description, independently or with others, similar or dissimilar to the business of the Company, and the Company and the Members shall have no rights by virtue of this Agreement in and to such independent ventures or the income or gains derived therefrom, and the pursuit of any such venture, even if competitive with the business of the Company, shall not be deemed wrongful or improper.  Subject to the requirements of other agreements to which the Manager or any Member may be a party, neither the Manager nor the Members shall be obligated to present any particular investment opportunity to the Company even if such opportunity is of a character that, if presented to the Company, could be taken by the Company, and the Manager and any Members shall have the right to take for his, her or its own account (individually or as a partner or fiduciary) or to recommend to others any such particular investment opportunity.

21.  Amendment.  This Agreement may only be amended by a writing duly signed by all of the Members.

22.  Governing Law.  This Agreement shall be governed by, and construed under, the laws of the State of Delaware, without regard to conflict of law rules.

23.  Books and Records.  The Company shall keep or cause to be kept full and accurate accounts of the transactions of the Company in proper books and records of account, which shall set forth all information required by the Act.  Such books and records shall be maintained on the basis utilized in preparing the Company’s United States federal income tax returns.

24.  Severability.  Every term and provision of this Agreement is intended to be severable. If any term or provision hereof is illegal or invalid for any reason whatsoever, such term or provision will be enforced to the maximum extent permitted by law and, in any event, such illegality or invalidity shall not affect the validity or the remainder of this Agreement.

25.  No State-Law Partnership.  The Member(s) intend that the Company not be a partnership (including, without limitation, a limited partnership) or joint venture, and that no Member be a partner or joint venturer of any other Member, and neither this Agreement nor any other document entered into by the Company or any Member shall be construed to suggest otherwise.  As and to the extent permitted by the Code and the relevant Treasury Regulations, the Member(s) intend that the Company shall be treated as an entity disregarded as separate from the sole Member for federal and, if applicable, state and local income tax purposes, and that the sole Member shall file all tax returns and shall otherwise take all tax and financial reporting positions in a manner consistent with such treatment

SCHEDULE A

Members and Interests

Name and Address of Member	Interest

VWR FUNDING, INC.	100%
1310 Goshen Parkway
P.O. Box 2656
West Chester, Pennsylvania 19380